Exhibit 99.5

Unaudited Consolidated Financial Statements of DCT Industrial Trust Inc. and DCT Industrial Operating Partnership LP and the notes thereto as of and for the six months ended June 30, 2018

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share information)

	June 30, 2018	December 31, 2017
ASSETS	(unaudited)
Land	$1,216,121	$1,162,908
Buildings and improvements	3,385,873	3,284,976
Intangible lease assets	57,869	65,919
Construction in progress	173,139	149,994
Total investment in properties	4,833,002	4,663,797
Less accumulated depreciation and amortization	(961,173)	(919,186)
Net investment in properties	3,871,829	3,744,611
Investments in and advances to unconsolidated joint ventures	73,031	72,231
Net investment in real estate	3,944,860	3,816,842
Cash and cash equivalents	19,843	10,522
Restricted cash	15,813	14,768
Straight-line rent and other receivables, net of allowance for doubtful accounts of $230 and $425, respectively	82,726	80,119
Other assets, net	19,904	25,740
Assets held for sale	—	62,681
Total assets	$4,083,146	$4,010,672

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$106,714	$115,150
Distributions payable	35,184	35,070
Tenant prepaids and security deposits	36,654	34,946
Other liabilities	36,669	34,172
Intangible lease liabilities, net	16,985	18,482
Line of credit	324,000	234,000
Senior unsecured notes	1,287,426	1,328,225
Mortgage notes	163,330	160,129
Liabilities related to assets held for sale	—	1,035
Total liabilities	2,006,962	1,961,209

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 94,113,116 and 93,707,264 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	941	937
Additional paid-in capital	3,000,086	2,985,122
Distributions in excess of earnings	(1,015,254)	(1,022,605)
Accumulated other comprehensive loss	(5,036)	(11,893)
Total stockholders’ equity	1,980,737	1,951,561
Noncontrolling interests	95,447	97,902
Total equity	2,076,184	2,049,463
Total liabilities and equity	$4,083,146	$4,010,672

The accompanying notes are an integral part of these Consolidated Financial Statements.

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, in thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
REVENUES:
Rental revenues	$109,781	$104,217	$219,204	$209,641
Institutional capital management and other fees	288	304	672	776
Total revenues	110,069	104,521	219,876	210,417

OPERATING EXPENSES:
Rental expenses	9,246	9,226	19,485	18,688
Real estate taxes	17,061	15,529	33,785	32,295
Real estate related depreciation and amortization	41,896	41,447	83,128	83,052
General and administrative	12,824	7,821	20,288	15,013
Casualty loss (gain)	240	—	245	(270)
Total operating expenses	81,267	74,023	156,931	148,778
Operating income	28,802	30,498	62,945	61,639

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated joint ventures, net	1,089	2,737	2,166	4,253
Gain on dispositions of real estate interests	11,784	28,076	43,974	28,102
Interest expense	(16,133)	(16,805)	(32,183)	(33,560)
Other expense	(114)	(7)	(80)	(12)
Impairment loss on land	—	(938)	(371)	(938)
Income tax expense and other taxes	(140)	(69)	(221)	(203)
Consolidated net income of DCT Industrial Trust Inc.	25,288	43,492	76,230	59,281
Net income attributable to noncontrolling interests	(1,172)	(1,858)	(3,291)	(2,688)
Net income attributable to common stockholders	24,116	41,634	72,939	56,593
Distributed and undistributed earnings allocated to participating securities	(191)	(162)	(408)	(323)
Adjusted net income attributable to common stockholders	$23,925	$41,472	$72,531	$56,270

NET EARNINGS PER COMMON SHARE:
Basic	$0.25	$0.45	$0.77	$0.61
Diluted	$0.25	$0.45	$0.77	$0.61

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	94,101	92,307	93,956	92,030
Diluted	94,124	92,429	93,981	92,156

Distributions declared per common share	$0.36	$0.31	$0.72	$0.62

The accompanying notes are an integral part of these Consolidated Financial Statements.

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Consolidated net income of DCT Industrial Trust Inc.	$25,288	$43,492	$76,230	$59,281
Other comprehensive income (loss):
Net derivative gain (loss) on cash flow hedging instruments	1,516	(1,503)	5,171	(1,142)
Net reclassification adjustment on cash flow hedging instruments	906	1,402	2,006	2,888
Other comprehensive income (loss)	2,422	(101)	7,177	1,746
Comprehensive income	27,710	43,391	83,407	61,027
Comprehensive income attributable to noncontrolling interests	(1,278)	(1,882)	(3,611)	(2,781)
Comprehensive income attributable to common stockholders	$26,432	$41,509	$79,796	$58,246

The accompanying notes are an integral part of these Consolidated Financial Statements.

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statement of Changes in Equity

(unaudited, in thousands)

	Total Equity	Common Stock		Additional Paid-in Capital	Distributions in Excess of Earnings	Accumulated Other Comprehen- sive Loss	Non-controlling Interests
		Shares	Amount
Balance at December 31, 2017	$2,049,463	93,707	$937	$2,985,122	$(1,022,605)	$(11,893)	$97,902
Cumulative effect of revenue accounting change (Note 2)	2,256	—	—	—	2,256	—	—
Net income	76,230	—	—	—	72,939	—	3,291
Other comprehensive income	7,177	—	—	—	—	6,857	320
Issuance of common stock, net of offering costs	10,769	191	2	10,767	—	—	—
Issuance of common stock, stock-based compensation plans	(764)	36	—	(764)	—	—	—
Amortization of stock-based compensation	3,852	—	—	880	—	—	2,972
Distributions to common stockholders and noncontrolling interests	(71,588)	—	—	—	(67,844)	—	(3,744)
Capital contributions from noncontrolling interests	873	—	—	—	—	—	873
Redemptions of noncontrolling interests	(2,084)	179	2	4,081	—	—	(6,167)
Balance at June 30, 2018	$2,076,184	94,113	$941	$3,000,086	$(1,015,254)	$(5,036)	$95,447

The accompanying notes are an integral part of these Consolidated Financial Statements.

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Six Months Ended June 30,
	2018	2017
OPERATING ACTIVITIES:
Consolidated net income of DCT Industrial Trust Inc.	$76,230	$59,281
Adjustments to reconcile consolidated net income of DCT Industrial Trust Inc. to net cash provided by operating activities:
Real estate related depreciation and amortization	83,128	83,052
Gain on dispositions of real estate interests	(43,974)	(28,102)
Distributions of earnings from unconsolidated joint ventures	3,353	22,717
Equity in earnings of unconsolidated joint ventures, net	(2,166)	(4,253)
Impairment loss on land	371	938
Stock-based compensation	3,198	3,004
Casualty loss (gain)	245	(270)
Straight-line rent	(2,553)	(4,214)
Other	2,286	2,515
Changes in operating assets and liabilities:
Other receivables and other assets	4,234	8,395
Accounts payable, accrued expenses and other liabilities	(5,179)	(3,599)
Net cash provided by operating activities	119,173	139,464
INVESTING ACTIVITIES:
Real estate acquisitions	(78,157)	(35,555)
Capital expenditures and development activities	(152,827)	(97,532)
Proceeds from dispositions of real estate investments	133,619	52,868
Investments in unconsolidated joint ventures	(622)	(11,891)
Proceeds from casualties	—	300
Distributions of investments in unconsolidated joint ventures	773	3,546
Other investing activities	(733)	(3,278)
Net cash used in investing activities	(97,947)	(91,542)
FINANCING ACTIVITIES:
Proceeds from senior unsecured revolving line of credit	145,000	189,000
Repayments of senior unsecured revolving line of credit	(55,000)	(131,000)
Proceeds from senior unsecured notes	—	51,940
Repayments of senior unsecured notes	(41,500)	(76,000)
Proceeds from mortgage notes	7,113	—
Principal payments on mortgage notes	(3,417)	(37,770)
Net settlement on issuance of stock-based compensation awards	(764)	(1,452)
Proceeds from issuance of common stock	10,963	60,694
Offering costs for issuance of common stock and OP Units	(194)	(1,199)
Redemption of noncontrolling interests	(2,084)	(4,280)
Dividends to common stockholders	(67,700)	(56,908)
Distributions paid to noncontrolling interests	(3,774)	(2,868)
Contributions from noncontrolling interests	873	532
Other financing activity	(365)	(698)
Net cash used in financing activities	(10,849)	(10,009)
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	10,377	37,913
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	25,845	18,074
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$36,222	$55,987

Supplemental Disclosures of Cash Flow Information
Cash paid for interest, net of capitalized interest	$29,190	$30,616
Supplemental Disclosures of Non-Cash Activities
Retirement of fully depreciated and amortized assets	$20,651	$15,660
Redemptions of OP Units settled in shares of common stock	$4,083	$2,380
Increase in dividends declared and not paid	$(114)	$(410)
Contributions from noncontrolling interests	$—	$745
Decrease in capital expenditures accruals	$(901)	$(8,301)
Capitalized stock compensation	$654	$687

The accompanying notes are an integral part of these Consolidated Financial Statements.

DCT INDUSTRIAL OPERATING PARTNERSHIP LP AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except unit information)

	June 30, 2018	December 31, 2017
ASSETS	(unaudited)
Land	$1,216,121	$1,162,908
Buildings and improvements	3,385,873	3,284,976
Intangible lease assets	57,869	65,919
Construction in progress	173,139	149,994
Total investment in properties	4,833,002	4,663,797
Less accumulated depreciation and amortization	(961,173)	(919,186)
Net investment in properties	3,871,829	3,744,611
Investments in and advances to unconsolidated joint ventures	73,031	72,231
Net investment in real estate	3,944,860	3,816,842
Cash and cash equivalents	19,843	10,522
Restricted cash	15,813	14,768
Straight-line rent and other receivables, net of allowance for doubtful accounts of $230 and $425, respectively	82,726	80,119
Other assets, net	19,904	25,740
Assets held for sale	—	62,681
Total assets	$4,083,146	$4,010,672

LIABILITIES AND CAPITAL
Liabilities:
Accounts payable and accrued expenses	$106,714	$115,150
Distributions payable	35,184	35,070
Tenant prepaids and security deposits	36,654	34,946
Other liabilities	36,669	34,172
Intangible lease liabilities, net	16,985	18,482
Line of credit	324,000	234,000
Senior unsecured notes	1,287,426	1,328,225
Mortgage notes	163,330	160,129
Liabilities related to assets held for sale	—	1,035
Total liabilities	2,006,962	1,961,209

Partners' Capital:
General Partner:
OP Units, 973,093 and 969,565 issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	20,657	20,467
Limited Partners:
OP Units, 96,336,213 and 95,986,961 issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	2,045,062	2,026,234
Accumulated other comprehensive loss	(5,205)	(12,303)
Total partners' capital	2,060,514	2,034,398
Noncontrolling interests	15,670	15,065
Total capital	2,076,184	2,049,463
Total liabilities and capital	$4,083,146	$4,010,672

The accompanying notes are an integral part of these Consolidated Financial Statements.

DCT INDUSTRIAL OPERATING PARTNERSHIP LP AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, in thousands, except per unit information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
REVENUES:
Rental revenues	$109,781	$104,217	$219,204	$209,641
Institutional capital management and other fees	288	304	672	776
Total revenues	110,069	104,521	219,876	210,417

OPERATING EXPENSES:
Rental expenses	9,246	9,226	19,485	18,688
Real estate taxes	17,061	15,529	33,785	32,295
Real estate related depreciation and amortization	41,896	41,447	83,128	83,052
General and administrative	12,824	7,821	20,288	15,013
Casualty loss (gain)	240	—	245	(270)
Total operating expenses	81,267	74,023	156,931	148,778
Operating income	28,802	30,498	62,945	61,639

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated joint ventures, net	1,089	2,737	2,166	4,253
Gain on dispositions of real estate interests	11,784	28,076	43,974	28,102
Interest expense	(16,133)	(16,805)	(32,183)	(33,560)
Other expense	(114)	(7)	(80)	(12)
Impairment loss on land	—	(938)	(371)	(938)
Income tax expense and other taxes	(140)	(69)	(221)	(203)
Consolidated net income of DCT Industrial Operating Partnership LP	25,288	43,492	76,230	59,281
Net income attributable to noncontrolling interests	(366)	(247)	(754)	(480)
Net income attributable to OP Unitholders	24,922	43,245	75,476	58,801
Distributed and undistributed earnings allocated to participating securities	(191)	(162)	(408)	(323)
Adjusted net income attributable to OP Unitholders	$24,731	$43,083	$75,068	$58,478

NET EARNINGS PER OP UNIT:
Basic	$0.25	$0.45	$0.77	$0.61
Diluted	$0.25	$0.45	$0.77	$0.61

WEIGHTED AVERAGE OP UNITS OUTSTANDING:
Basic	97,311	95,827	97,223	95,622
Diluted	97,334	95,949	97,248	95,748

Distributions declared per OP Unit	$0.36	$0.31	$0.72	$0.62

The accompanying notes are an integral part of these Consolidated Financial Statements.

DCT INDUSTRIAL OPERATING PARTNERSHIP LP AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Consolidated net income of DCT Industrial Operating Partnership LP	$25,288	$43,492	$76,230	$59,281
Other comprehensive income (loss):
Net derivative gain (loss) on cash flow hedging instruments	1,516	(1,503)	5,171	(1,142)
Net reclassification adjustment on cash flow hedging instruments	906	1,402	2,006	2,888
Other comprehensive income (loss)	2,422	(101)	7,177	1,746
Comprehensive income	27,710	43,391	83,407	61,027
Comprehensive income attributable to noncontrolling interests	(389)	(236)	(833)	(483)
Comprehensive income attributable to OP Unitholders	$27,321	$43,155	$82,574	$60,544

The accompanying notes are an integral part of these Consolidated Financial Statements.

DCT INDUSTRIAL OPERATING PARTNERSHIP LP AND SUBSIDIARIES

Consolidated Statement of Changes in Capital

(unaudited, in thousands)

	Total Capital	General Partner		Limited Partners		Accumulated Other Comprehensive Loss	Non-controlling Interests
		OP Units		OP Units
		Units	Amount	Units	Amount
Balance at December 31, 2017	$2,049,463	970	$20,467	95,987	$2,026,234	$(12,303)	$15,065
Cumulative effect of revenue accounting change (Note 2)	2,256	—	23	—	2,233	—	—
Net income	76,230	—	755	—	74,721	—	754
Other comprehensive income	7,177	—	—	—	—	7,098	79
Issuance of OP Units, net of selling costs	10,769	—	—	191	10,769	—	—
Issuance of OP Units, share-based compensation plans	(764)	—	—	198	(764)	—	—
Amortization of share-based compensation	3,852	—	—	—	3,852	—	—
Distributions to OP Unitholders and noncontrolling interests	(71,588)	—	(704)	—	(69,725)	—	(1,159)
Capital contributions from noncontrolling interests	873	—	—	—	—	—	873
Redemption of limited partner OP Units, net	(2,084)	—	—	(37)	(2,142)	—	58
Conversion of limited partner OP Units to OP Units of general partner	—	3	116	(3)	(116)	—	—
Balance at June 30, 2018	$2,076,184	973	$20,657	96,336	$2,045,062	$(5,205)	$15,670

The accompanying notes are an integral part of these Consolidated Financial Statements.

DCT INDUSTRIAL OPERATING PARTNERSHIP LP AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Six Months Ended June 30,
	2018	2017
OPERATING ACTIVITIES:
Consolidated net income of DCT Industrial Operating Partnership LP	$76,230	$59,281
Adjustments to reconcile consolidated net income of DCT Industrial Operating Partnership LP to net cash provided by operating activities:
Real estate related depreciation and amortization	83,128	83,052
Gain on dispositions of real estate interests	(43,974)	(28,102)
Distributions of earnings from unconsolidated joint ventures	3,353	22,717
Equity in earnings of unconsolidated joint ventures, net	(2,166)	(4,253)
Impairment loss on land	371	938
Share-based compensation	3,198	3,004
Casualty loss (gain)	245	(270)
Straight-line rent	(2,553)	(4,214)
Other	2,286	2,515
Changes in operating assets and liabilities:
Other receivables and other assets	4,234	8,395
Accounts payable, accrued expenses and other liabilities	(5,179)	(3,599)
Net cash provided by operating activities	119,173	139,464
INVESTING ACTIVITIES:
Real estate acquisitions	(78,157)	(35,555)
Capital expenditures and development activities	(152,827)	(97,532)
Proceeds from dispositions of real estate investments	133,619	52,868
Investments in unconsolidated joint ventures	(622)	(11,891)
Proceeds from casualties	—	300
Distributions of investments in unconsolidated joint ventures	773	3,546
Other investing activities	(733)	(3,278)
Net cash used in investing activities	(97,947)	(91,542)
FINANCING ACTIVITIES:
Proceeds from senior unsecured revolving line of credit	145,000	189,000
Repayments of senior unsecured revolving line of credit	(55,000)	(131,000)
Proceeds from senior unsecured notes	—	51,940
Repayments of senior unsecured notes	(41,500)	(76,000)
Proceeds from mortgage notes	7,113	—
Principal payments on mortgage notes	(3,417)	(37,770)
Net settlement on issuance of share-based compensation awards	(764)	(1,452)
Proceeds from the issuance of OP Units in exchange for contributions from the REIT, net	10,769	59,495
OP Unit redemptions	(2,084)	(4,280)
Distributions paid on OP Units	(70,315)	(59,387)
Distributions paid to noncontrolling interests	(1,159)	(389)
Contributions from noncontrolling interests	873	532
Other financing activity	(365)	(698)
Net cash used in financing activities	(10,849)	(10,009)
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	10,377	37,913
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	25,845	18,074
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$36,222	$55,987

Supplemental Disclosures of Cash Flow Information
Cash paid for interest, net of capitalized interest	$29,190	$30,616
Supplemental Disclosures of Non-Cash Activities
Retirement of fully depreciated and amortized assets	$20,651	$15,660
Contributions from noncontrolling interests	$—	$745
Decrease in capital expenditures accruals	$(901)	$(8,301)
Capitalized stock compensation	$654	$687

The accompanying notes are an integral part of these Consolidated Financial Statements.

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

DCT INDUSTRIAL OPERATING PARTERNSHIP LP AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Unaudited)

Note 1 – Organization

DCT Industrial Trust Inc. is a leading industrial real estate company specializing in the ownership, acquisition, development, leasing and management of bulk-distribution and light-industrial properties located in high-demand distribution markets in the United States. DCT's actively managed portfolio is strategically located near population centers and well-positioned to take advantage of market dynamics. As used herein, the terms “Company,” “we,” “our” and “us” refer to DCT Industrial Trust Inc. and its subsidiaries, including its operating partnership, DCT Industrial Operating Partnership LP. When we use the term “DCT” or “DCT Industrial,” we are referring to DCT Industrial Trust Inc. by itself, and not including any of its subsidiaries, and when we use the term “Operating Partnership,” we are referring to DCT Industrial Operating Partnership LP by itself, and not including any of its subsidiaries.

DCT was formed as a Maryland corporation in April 2002 and has elected to be treated as a real estate investment trust, or REIT, for U.S. federal income tax purposes. We are structured as an umbrella partnership REIT under which substantially all our current and future business is, and will be, conducted through a majority owned and controlled subsidiary, DCT Industrial Operating Partnership LP, a Delaware limited partnership, for which DCT is the sole general partner. DCT owns properties through the Operating Partnership and its subsidiaries. As of June 30, 2018, DCT owned approximately 96.7% of the outstanding equity interests in the Operating Partnership.

As of June 30, 2018, the Company owned interests in approximately 74.0 million square feet of properties leased to approximately 830 customers, including:

•	63.5 million square feet comprising 388 consolidated operating properties that were 96.9% occupied;
•	1.7 million square feet comprising seven consolidated properties developed by DCT which are shell-construction complete and in lease-up;
•	0.1 million square feet comprising one consolidated property under redevelopment;
•	1.1 million square feet comprising five consolidated value-add acquisitions; and
•	7.6 million square feet comprising 21 unconsolidated properties that were 99.0% occupied and which we operated on behalf of two unconsolidated joint ventures.

In addition, the Company has 17 projects under construction and 15 projects in pre-development. See “Note 3 – Investment in Properties” for further details related to our development activity.

Note 2 – Summary of Significant Accounting Policies

Interim Financial Information

The accompanying unaudited Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and with the instructions to Form 10-Q and Article 10 of Regulation S-X for interim financial information. Accordingly, these statements do not include all the information and notes required by GAAP for complete financial statements. In the opinion of management, the accompanying unaudited Consolidated Financial Statements include all adjustments, consisting of normal recurring items, necessary for their fair presentation in conformity with GAAP. Interim results are not necessarily indicative of results for a full year. The information included in this Form 10-Q should be read in conjunction with our audited Consolidated Financial Statements as of December 31, 2017 and related notes thereto included in our Form 10-K filed on February 16, 2018.

Basis of Presentation and Principles of Consolidation

The accompanying Consolidated Financial Statements include the financial position, results of operations and cash flows of the Company, the Operating Partnership, their wholly-owned qualified REIT subsidiaries and taxable REIT subsidiaries, and their consolidated joint ventures in which they have a controlling interest.

Equity interests in the Operating Partnership held by entities other than DCT are classified within partners’ capital in the Operating Partnership’s financial statements and as noncontrolling interests in DCT’s financial statements. Equity interests in entities consolidated into the Operating Partnership that are held by third parties are reflected in our accompanying balance sheets as noncontrolling interests. We also have noncontrolling partnership interests in unconsolidated institutional capital management and other joint ventures, which are accounted for under the equity method. All significant intercompany transactions and balances have been eliminated in consolidation.

We hold interests in both consolidated and unconsolidated joint ventures for the purposes of operating and developing industrial real estate. All joint ventures over which we have financial and operating control, and variable interest entities (“VIEs”) in which we have determined that we are the primary beneficiary, are included in the Consolidated Financial Statements. We use the equity method of accounting for joint ventures where we exercise significant influence, but do not have control over major operating and management decisions and we include our share of earnings or losses of these joint ventures in our consolidated results of operations.

We analyze our joint ventures in accordance with GAAP to determine whether they are VIEs and, if so, whether we are the primary beneficiary. Our judgment with respect to our level of influence or control over an entity and whether we are the primary beneficiary of a VIE involves consideration of various factors including the form of our ownership interest, our representation on the entity’s board of directors (or equivalent body), the size of our investment (including loans), our obligation or right to absorb its losses or receive its benefits and our ability to participate in major decisions.

If a joint venture does not meet the characteristics of a VIE, we apply the voting interest model to determine whether the entity should be consolidated. Our ability to assess our influence or control over an entity affects the presentation of these investments in the Consolidated Financial Statements and our financial position and results of operations.

We concluded our Operating Partnership meets the criteria of a VIE as the Operating Partnership’s limited partners do not have the right to remove the general partner and do not have substantive participating rights in the operations of the Operating Partnership. Under the Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Partnership Agreement”), DCT is the primary beneficiary of the Operating Partnership as we have the obligation to absorb losses and receive benefits, and the power to control substantially all the activities which most significantly impact the economic performance of the Operating Partnership. Accordingly, the Operating Partnership is consolidated within DCT’s financial statements.

Use of Estimates

The preparation of the Consolidated Financial Statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash, Cash Equivalents and Restricted Cash

Cash and cash equivalents include cash held in financial institutions and other highly liquid short-term investments with original maturities of three months or less. We have not realized any losses in our cash and cash equivalents and believe that these short-term instruments are not exposed to any significant credit risk. Restricted cash consists of escrow deposits held by lenders for real estate taxes, insurance and capital replacement reserves, security deposits and amounts held by intermediary agents to be used for tax-deferred, like-kind exchange transactions. As of June 30, 2018 and June 30, 2017, approximately $14.0 million and $36.3 million, respectively, of restricted cash was included in “Cash, Cash Equivalents and Restricted Cash” in our Consolidated Statements of Cash Flows related to tax deferred, like-kind exchange transactions.

The following table presents a reconciliation of cash, cash equivalents and restricted cash reported within our Consolidated Balance Sheets to amounts reported within our Consolidated Statements of Cash Flows (in thousands):

	As of June 30,
	2018	2017
Cash and cash equivalents	$19,843	$17,229
Restricted cash	15,813	38,339
Restricted cash included in Other assets, net (1)	566	419
Total cash, cash equivalents and restricted cash	$36,222	$55,987

(1) Includes cash balances presented in assets held for sale in our Consolidated Balance Sheets.

Revenue Recognition

At the inception of a new lease arrangement, including new leases that arise from amendments, we assess the terms and conditions to determine the proper lease classification. A lease arrangement is classified as an operating lease if none of the following criteria are met: (i) transfer of ownership to the lessee, (ii) lessee has a bargain purchase option during or at the end of the lease term, (iii) the lease term is equal to 75% or more of the underlying property’s economic life, or (iv) the present value of future minimum lease payments (excluding executory costs) are equal to 90% or more of the excess estimated fair value (over retained investment tax credits) of the leased building. Generally, our leases do not meet any of the listed criteria above and are classified as operating leases.

We record rental revenues on a straight-line basis under which contractual rent increases are recognized evenly over the lease term. Certain properties have leases that provide for tenant occupancy during periods where no rent is due or where minimum rent payments change during the term of the lease. Accordingly, receivables from tenants that we expect to collect over the remaining lease term are recorded on the balance sheet as straight-line rent receivables. The total increase to “Rental revenues” due to straight-line rent adjustments was approximately $0.9 million and $2.6 million for the three and six months ended June 30, 2018, respectively, and approximately and $0.8 million and $4.2 million for the three and six months ended June 30, 2017, respectively.

If the lease provides for tenant improvements, we determine whether the tenant improvements are owned by the tenant or us. When we are the owner of the tenant improvements, the tenant generally is not considered to have taken physical possession or have control of the leased asset until the tenant improvements are substantially complete. When we are the owner of the tenant improvements, any tenant improvements funded by the tenant are treated as lease payments which are deferred and amortized into rental revenues over the lease term. When the tenant is the owner of the tenant improvements, we record any tenant improvement allowance funded as a lease incentive and amortize it as a reduction of rental revenue over the lease term. Tenant recovery income includes reimbursements due from tenants pursuant to their leases for real estate taxes, insurance, repairs and maintenance and other recoverable property operating expenses and is recognized as “Rental revenues” during the period the related expenses are incurred. The reimbursements are recognized and presented on a gross basis, as the Company generally has control for fulfillment of services and other costs that are reimbursable, with respect to purchasing goods and services from third party suppliers. Tenant recovery income recognized as “Rental revenues” was approximately $26.6 million and $53.5 million for the three and six months ended June 30, 2018, respectively, and approximately $24.7 million and $50.6 million for the three and six months ended June 30, 2017. We maintain an allowance for estimated losses that may result from the inability of our customers to make required payments. If a customer fails to make contractual payments beyond any allowance, we may recognize additional bad debt expense in future periods equal to the net outstanding balances.

In connection with property acquisitions qualifying as asset acquisitions or business combinations, we may acquire leases with rental rates above or below the market rental rates. Such differences are recorded as an intangible lease asset or liability and amortized to “Rental revenues” over the reasonably assured term of the related leases. We consider a reasonably assured term to be the measurement period equal to the remaining non-cancelable term of the lease for above-market leases and the initial term plus the term of any below-market fixed rate renewal options for below-market leases. The unamortized balances of these assets and liabilities associated with the early termination of leases are fully amortized to their respective revenue line items in our Consolidated Statements of Operations on a straight-line basis over the estimated remaining contractual lease term. The total net impact to “Rental revenues” due to the amortization of above and below market rents was an increase of approximately $0.9 million and $1.6 million for the three and six months ended June 30, 2018, respectively, and approximately $0.7 million and $1.4 million for the three and six months ended June 30, 2017, respectively.

Early lease termination fees are recorded in “Rental revenues” on a straight-line basis over the estimated remaining contractual lease term or upon collection if collectability is not assured. Early lease termination fees were approximately $0.4 million and $0.8 million for the three and six months ended June 30, 2018, respectively, and approximately $0.4 million and $0.9 million for the three and six months ended June 30, 2017, respectively.

We earn revenues from asset management fees, acquisition fees, property management fees and fees for other services pursuant to joint venture and other third-party agreements. These are included in our Consolidated Statements of Operations in “Institutional capital management and other fees.” We recognize revenues from asset management fees, acquisition fees, property management fees and fees for other services when the related underlying performance obligations to the customer are satisfied, which is when the services are performed.

New Accounting Standards

New Accounting Standards Adopted

In May 2014, FASB issued ASU 2014-09 Revenue from Contracts with Customers (“ASU 2014-09”), that requires companies to recognize revenue from contracts with customers based upon the transfer of goods or services to customers in amounts that reflect the consideration to which the company expects to be entitled in exchange for those goods or services. The new standard also results in enhanced disclosures about revenue, provides guidance for transactions that were not previously addressed comprehensively and improves guidance for multiple-element arrangements. The FASB subsequently issued additional ASUs which improve guidance and provide clarification of the new standard. The guidance is effective for fiscal years beginning after December 15, 2017, with early adoption permitted for fiscal years beginning after December 15, 2016. The Company adopted the standard effective January 1, 2018 and utilized the modified retrospective transition method.

Given the nature of our business, our primary revenue stream is from relatively short-term operating leases with tenants. Additionally, our historical property dispositions have been cash sales with no contingencies and no future involvement in the property operations. Our revenues that are under the scope of ASU 2014-09 are related to our asset management fees, acquisition fees, property management fees and fees for other services pursuant to joint venture and other third-party agreements, which are included in our Consolidated Statements of Operations in “Institutional capital management and other fees" as shown below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Rental revenues	$109,781	$104,217	$219,204	$209,641
Institutional capital management and other fees	288	304	672	776
Total revenues	$110,069	$104,521	$219,876	$210,417

As a result of adoption, the total impact to our financial statements in the first quarter of 2018 was a cumulative adjustment recorded as an increase of $2.3 million to “Investments in and advances to unconsolidated joint ventures” and a decrease to “Distributions in excess of earnings” related to the de-recognition of deferred gains related to a previous contributions of real estate properties into our joint ventures. No other material impacts to the Consolidated Financial Statements and related disclosures or internal control environment were identified upon adoption.

Substantially all of our revenues are generated from lease rentals, which fall under the scope of the new lease accounting ASU discussed below in New Accounting Standards Issued but not yet Adopted. We are still evaluating the treatment of nonlease components in our leases that primarily relate tenant recovery income for such items as common area maintenance expenses, which are also under the scope of the new lease accounting ASU.

New Accounting Standards Issued but not yet Adopted

In February 2016, the FASB issued an ASU that modifies existing accounting standards for lease accounting. The new standard requires a lessee to record a lease asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. Leases in which we are the lessors will be accounted as sales-type leases, direct financing leases or operating leases. Revenue related to the lease components of a lease contract will be recognized on a straight-line basis. The guidance is effective for fiscal years beginning after December 15, 2018, with early adoption permitted for fiscal years beginning after December 15, 2016.

Additionally, in July 2018, the FASB issued various practical expedients that impact both lessors and lessees that are also effective for fiscal years beginning after December 15, 2018, with early adoption permitted for fiscal years beginning after December 15, 2016. Specifically, the FASB issued a package of practical expedients that if adopted, must all be adopted. These expedients apply to all leases entered into prior to adoption and allow a Company to not:  (1) reassess whether existing arrangements contain a lease (2) reassess lease classification and (3) re-evaluate treatment of initial direct costs.  The Company expects to elect this package of practical expedients.

Also, another lessor relevant practical expedient was issued in July 2018, that allows lessors to be allowed to combine lease and associated nonlease components for accounting under the new lease standard if the timing and pattern of transfer of nonlease components match those of the related lease components and the lease is classified as operating on a stand-alone basis.

The Company, as a lessee, has a limited number of office and ground leases which will require further evaluation by the Company, but we anticipate they will be treated as operating leases, which will result in the Company recording a lease liability for our obligation for payments over the remaining lease term and an offsetting right-of-use asset in our Consolidated Balance Sheets.  As disclosed in our annual Consolidated Financial Statements as of December 31, 2017 and related notes thereto included in our Form 10-K, we had $18.9 million of future noncancelable lease payments primarily related to our office and ground leases that will be required to be recorded on our Consolidated Balance Sheets.  Our operating leases for which we are the lessee will generally have an expense pattern consistent with our historical recognition for operating leases.  We don't anticipate the impact of the lease accounting ASU for leases in which we are the lessee to have a material impact on our Consolidated Financial Statements.

Leases in which we are the lessor will continue to be accounted for as operating leases with minimal impact on the Company's financial condition or results of operation; however, this standard may impact the timing of recognition and disclosures related to our tenant recovery income earned from leasing our consolidated operating properties. As such, we are currently evaluating the impact of nonlease components such as tenant recovery income. Additionally, the standard only allows for the capitalization of the initial direct costs that would have been incurred if the lease had not been obtained. The adoption of this guidance will impact our current policy regarding the capitalization of internal direct costs related to the successful origination of new leases and likely will reduce the amount of costs we currently capitalize for new leases. During the six months ended June 30, 2018, we capitalized $1.6 million of internal direct costs related to successful origination of new leases.

We are currently evaluating the impacts of the new lease standard for leases in which we are the lessee, which includes changing internal policies and processes with regards to the cost to obtain leases, evaluating the appropriate accounting treatment for nonlease elements in which we are the lessor and evaluating the impact on our internal controls. The standard requires a modified retrospective transition approach for all capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. In July 2018, the FASB issued additional transition relief, which allows a company to present the cumulative impacts of adoption of the lease standard on a modified retrospective approach via a cumulative-effect adjustment in opening retained earnings in the year of adoption instead of being required to restate the impacts of the new lease standard to all comparable periods presented in the year of adoption.  The Company expects to adopt this standard effective January 1, 2019 using the newly issued modified retrospective transition method.

Note 3 – Investment in Properties

Our consolidated investment in properties consists of our operating portfolio, value-add acquisitions, properties under development, properties in pre-development, redevelopment properties and land held for development or other purposes. The historical cost of our investment in properties was (in thousands):

	As of June 30, 2018	As of December 31, 2017
Operating portfolio	$4,296,341	$4,249,242
Properties under development	359,835	280,492
Properties in pre-development	76,864	51,883
Properties under redevelopment(1)	10,133	9,481
Value-add acquisitions(2)	86,173	68,673
Land held(3)	3,656	4,026
Total investment in properties	4,833,002	4,663,797
Less accumulated depreciation and amortization	(961,173)	(919,186)
Net investment in properties	$3,871,829	$3,744,611
(1)

Represents properties out of service while significant physical renovation of the property is underway or while the property is in lease-up subsequent to such renovation. May include properties taken out of service to change the properties' use and/or enhance its functionality.

(2)	Consolidated properties that were acquired and upon acquisition met either of the following criteria:
•	Occupancy of less than 75% upon acquisition; or
•	Occupancy of less than 75% expected to occur due to known move-outs within 24 months of the acquisition date.

Consolidated properties that were acquired vacant or with known move-outs within 24 months of the acquisition date with the intention to have the property out of service for significant physical renovations are classified as redevelopment properties.

(3)	Land held that is not intended to be improved or developed in the near future.

Acquisition Activity

During the six months ended June 30, 2018, we acquired three buildings totaling approximately 221.0 thousand square feet located in our Denver, Northern California and Seattle markets for a total purchase price of approximately $34.1 million.

Development Activity

Our properties under development include the following:

•

Seven buildings in our Chicago, Dallas, Denver, Miami and Northern California markets totaling approximately 1.7 million square feet that we completed shell-construction as of June 30, 2018 with cumulative costs to date of approximately $128.0 million. These properties are 11.2% leased and occupied based on weighted average square feet as of June 30, 2018.

•	Seventeen projects under construction totaling approximately 4.8 million square feet with cumulative costs to date of approximately $231.8 million.

During the six months ended June 30, 2018, we acquired approximately 143.2 acres of land for development in our Chicago, Cincinnati, New Jersey, Northern California, Pennsylvania and Southern California markets for approximately $44.6 million.

Disposition Activity

During the six months ended June 30, 2018, we sold 16 consolidated operating properties totaling approximately 2.6 million square feet from our Atlanta, Charlotte, Memphis, Northern California, Phoenix and Southern California markets to third-parties for gross proceeds of approximately $137.3 million. We recognized net gains of approximately $44.0 million on the disposition of these properties.

Impairment Loss on Land

During the six months ended June 30, 2018, the Company recognized a $0.4 million impairment loss on land held and used. Located in Reno, Nevada, the land was being held for future development. Based on the Company’s intent to sell and various market estimates, we recorded an impairment to recognize the land at estimated fair value, which was primarily based on level 3 fair value inputs.

Intangible Lease Assets and Liabilities

Aggregate amortization expense for intangible lease assets recognized in connection with property acquisitions (excluding assets and liabilities related to above and below market rents; see “Note 2 – Summary of Significant Accounting Policies” for additional information) was approximately $2.5 million and $4.7 million for the three and six months ended June 30, 2018, respectively, and approximately $2.6 million and $5.4 million for the three and six months ended June 30, 2017, respectively. Our intangible lease assets and liabilities included the following (in thousands):

	As of June 30, 2018			As of December 31, 2017
	Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net
Other intangible lease assets	$54,811	$(32,694)	$22,117	$62,785	$(37,114)	$25,671
Above market rent	$3,058	$(1,908)	$1,150	$3,134	$(1,756)	$1,378
Below market rent	$(27,556)	$10,571	$(16,985)	$(28,883)	$10,401	$(18,482)

Note 4 – Investments in and Advances to Unconsolidated Joint Ventures

We enter into joint ventures primarily for purposes of operating and developing industrial real estate. Our investments in these joint ventures are included in “Investments in and advances to unconsolidated joint ventures” in our Consolidated Balance Sheets.

The following table summarizes our unconsolidated joint ventures (dollars in thousands):

	As of June 30, 2018		Investments in and Advances to as of
	Ownership Percentage	Number of Buildings	June 30, 2018	December 31, 2017
Unconsolidated Joint Ventures
Institutional Joint Ventures:
DCT/SPF Industrial Operating LLC	20.0%	13	$38,522	$36,630
TRT-DCT Venture III	10.0%	—	8	220
Total Institutional Joint Ventures		13	38,530	36,850
Other:
SCLA(1)	50.0%	8	34,501	35,381
Total		21	$73,031	$72,231

(1)

Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50.

Guarantees

There are no lines of credit or side agreements related to, or between, our unconsolidated joint ventures and us, and there are no derivative financial instruments between our unconsolidated joint ventures and us. In addition, we do not believe we have any material exposure to financial guarantees.

Note 5 – Financial Instruments and Hedging Activities

Fair Value of Financial Instruments

As of June 30, 2018 and December 31, 2017, the fair values of cash and cash equivalents, restricted cash, accounts receivable and accounts payable approximated their carrying values due to the short-term nature of settlement of these instruments. The fair values of other financial instruments subject to fair value disclosures were determined based on available market information and valuation methodologies we believe to be appropriate estimates for these purposes. Considerable judgment and a high degree of subjectivity are involved in developing these estimates. Our estimates may differ from the actual amounts that we could realize upon disposition. The following table summarizes these financial instruments (in thousands):

	As of June 30, 2018		As of December 31, 2017
	Carrying Amounts	Estimated Fair Value	Carrying Amounts	Estimated Fair Value
Borrowings:(1)
Senior unsecured revolving credit facility	$324,000	$324,000	$234,000	$234,000
Fixed rate debt(2)	$1,325,294	$1,336,720	$1,370,421	$1,419,518
Variable rate debt	$132,113	$132,452	$125,000	$123,020

Interest rate contracts:
Interest rate swap asset(3)	$8,729	$8,729	$3,866	$3,866

(1)

The fair values of our borrowings were estimated using a discounted cash flow methodology. Credit spreads and market interest rates used to determine the fair value of these instruments are based on unobservable Level 3 inputs which management has determined to be its best estimate of current market values.

(2)	The carrying amount of our fixed rate debt includes premiums and discounts and excludes deferred loan costs.
(3)

The fair values of our interest rate swaps is determined using the market standard methodology of netting the discounted future fixed cash flows and the discounted expected variable cash flows based on an expectation of future interest rates derived from Level 2 observable market interest rate curves. The asset or liability is included in “Other assets, net” or “Other liabilities,” respectively, in our Consolidated Balance Sheets.

Hedging Activities

To manage interest rate risk for variable rate debt and issuances of fixed rate debt, we primarily use treasury locks and interest rate swaps as part of our cash flow hedging strategy. These derivatives are designed to mitigate the risk of future interest rate increases by providing a fixed interest rate for a limited, pre-determined period of time. Such derivatives have been used to hedge the variability in existing and future interest expense associated with existing variable rate borrowings and forecasted issuances of debt, which may include issuances of new debt, as well as refinancing of existing debt upon maturity.

Accounting for changes in the fair value of derivatives depends on the intended use of the derivative and the designation of the derivative, whether we have elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge.

For derivatives designated as “cash flow” hedges, the change in the fair value of the derivative is initially reported in “Other comprehensive income” (“OCI”) in our Consolidated Statements of Comprehensive Income (i.e., not included in earnings) and subsequently reclassified into “Interest expense” when the hedged transaction affects earnings or the hedging relationship is no longer highly effective. We assess the effectiveness of each hedging relationship whenever financial statements are issued or earnings are reported and at least every three months. We do not use derivatives for trading or speculative purposes.

During June 2013, certain of our consolidated ventures entered into two pay-fixed, receive-floating interest rate swaps to hedge the variability of future cash flows attributable to changes in the 1 month USD LIBOR rates. The pay-fixed, receive-floating interest rate swaps have an effective date of June 2013 and a maturity date of June 2023. These interest rate swaps effectively fix the interest rate on the related debt instruments at 4.72%. As of June 30, 2018, and December 31, 2017, we had borrowings payable subject to these pay-fixed, receive-floating interest rate swaps with aggregate principal balances of approximately $6.4 million for both periods presented.

During December 2015, we entered into a pay-fixed, receive-floating interest rate swap to hedge the variability of future cash flows attributable to changes in the 1 month USD LIBOR rates on our $200.0 million unsecured term loan. The pay-fixed, receive-floating interest rate swap has an effective date of December 2015 and a maturity date of December 2022. During December 2017, we amended the senior unsecured term loan, lowering our margin to between .90% to 1.75% per annum effective January 1, 2018. The interest rate swap effectively fixes the interest rate on the related debt instrument at 2.81%, however, there is no floor on the variable interest rate of the swap whereas the current variable rate debt is subject to a 0.0% floor. In the event that USD LIBOR is negative, the Company will make payments to the hedge counterparty equal to the negative spread between USD LIBOR and zero. As of June 30, 2018 and December 31, 2017, the entire $200.0 million principal amount of the term loan was subject to this pay-fixed, receive-floating interest rate swap.

The following table presents the effect of our derivative financial instruments on our accompanying Consolidated Financial Statements (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Derivatives in Cash Flow Hedging Relationships
Interest Rate Swaps:
Amount of gain (loss) recognized in OCI for derivatives	$1,516	$(1,503)	$5,171	$(1,142)
Amount of loss reclassified from accumulated OCI for derivatives into interest expense and equity in earnings of unconsolidated joint ventures, net	$(906)	$(1,402)	$(2,006)	$(2,888)
Amount of gain (loss) recognized in interest expense (ineffective portion and amount excluded from effectiveness testing)	$—	$24	$—	$(6)

Amounts reported in “Accumulated other comprehensive loss” related to derivatives will be amortized to “Interest expense” as interest payments are made on our current debt and anticipated debt issuances. During the next 12 months, we estimate that approximately $2.3 million will be reclassified from “Accumulated other comprehensive loss” to “Interest expense” resulting in an increase in interest expense.

Note 6 – Outstanding Indebtedness

As of June 30, 2018, our outstanding indebtedness of approximately $1.8 billion consisted of senior unsecured notes, bank unsecured credit facilities and mortgage notes, excluding approximately $51.5 million representing our proportionate share of non-recourse debt associated with unconsolidated joint ventures. As of December 31, 2017, our outstanding indebtedness of approximately $1.7 billion consisted of senior unsecured notes, bank unsecured credit facilities and mortgage notes, excluding approximately $51.9 million representing our proportionate share of non-recourse debt associated with unconsolidated joint ventures.

As of June 30, 2018, the gross book value of our consolidated properties was approximately $4.8 billion and the gross book value of all properties securing our mortgage debt was approximately $0.5 billion. As of December 31, 2017, the gross book value of our consolidated properties was approximately $4.7 billion and the gross book value of all properties securing our mortgage debt was approximately $0.5 billion. Our debt has various covenants with which we were in compliance as of June 30, 2018 and December 31, 2017.

Debt Issuance, Payoffs and Refinancing

During April 2018, we entered into a variable rate senior secured construction loan with a maximum borrowing available of $14.3 million, which matures on April 6, 2020 and bears interest at a variable rate equal to 1 month USD LIBOR plus 2.50%. As of June 30, 2018, we currently have $7.1 million outstanding.

During June 2018, we paid off our $41.5 million senior unsecured note maturing June 2018 using proceeds from our senior unsecured revolving credit facility.

Line of Credit

As of June 30, 2018, we had $324.0 million outstanding and $74.1 million available under our $400.0 million senior unsecured revolving credit facility, net of two letters of credit totaling $1.9 million. As of December 31, 2017, we had $234.0 million outstanding and $164.1 million available under our $400.0 million senior unsecured revolving credit facility, net of two letters of credit totaling $1.9 million.

Guarantee of Debt

DCT has guaranteed the Operating Partnership’s obligations with respect to the senior unsecured notes and the bank unsecured credit facilities.

Note 7 – Noncontrolling Interests

DCT

Noncontrolling interests are the portion of equity, or net assets, in a subsidiary not attributable, directly or indirectly, to a parent. Noncontrolling interests of DCT primarily represent limited partnership interests in the Operating Partnership and equity interests held by third party partners in consolidated real estate investments.

Operating Partnership

Equity interests in the Operating Partnership held by third-parties and LTIP Units, as defined in “Note 8 – Stockholders’ Equity of DCT and Partners’ Capital of the Operating Partnership,” are classified as permanent equity of the Operating Partnership and as noncontrolling interests of DCT in the Consolidated Balance Sheets.

Note 8 – Stockholders’ Equity of DCT and Partners’ Capital of the Operating Partnership

DCT

Common Stock

As of June 30, 2018, approximately 94.1 million shares of common stock were issued and outstanding.

On September 10, 2015, we registered a continuous equity offering program whereby the Company may issue 5.0 million shares of common stock, at a par value of $0.01 per share, from time-to-time through September 10, 2018 in “at-the-market” offerings or certain other transactions. During the six months ended June 30, 2018, we issued approximately 0.2 million shares of common stock through the continuous equity offering program, at a weighted average price of $57.36 per share for proceeds of approximately $10.8 million, net of offering costs. We used the proceeds for general corporate purposes, including funding developments and redevelopments. As of June 30, 2018, approximately 0.5 million shares of common stock remain available to be issued under the current offering.

During the six months ended June 30, 2018 and 2017, we issued approximately 36,000 and 72,000 shares of common stock in each corresponding period related to vested shares of restricted stock, phantom shares and stock option exercises.

Operating Partnership

OP Units

For each share of common stock issued by DCT, the Operating Partnership issues a corresponding OP Unit to DCT in exchange for the contribution of the proceeds from the stock issuances.

As of June 30, 2018 and December 31, 2017, DCT owned approximately 96.7% and 96.6%, respectively, of the outstanding equity interests in the Operating Partnership. The remaining common partnership interests in the Operating Partnership were owned by executives of the Company and non-affiliated limited partners.

DCT holds its interests through both general and limited partner units. The Partnership Agreement stipulates the general partner shall at all times own a minimum of 1.0% of all outstanding OP Units. As a result, each reporting period certain of DCT’s limited partner units are converted to general partner units to satisfy this requirement as illustrated in the Consolidated Statement of Changes in Capital.

Limited partners have the right to require the Company to redeem all or a portion of the OP Units held by the limited partner at a redemption price equal to and in the form of the Cash Amount (as defined in the Partnership Agreement) provided that such OP Units have been outstanding for at least one year. The Company may, in its sole discretion, purchase the OP Units by paying to the limited partner either the Cash Amount or the REIT Shares Amount (generally one share of DCT’s common stock for each OP Unit), as defined in the Partnership Agreement.

During the six months ended June 30, 2018, approximately 0.1 million OP Units were redeemed in exchange for shares of DCT common stock and approximately $0.9 million in cash. During the six months ended June 30, 2017, approximately 0.2 million OP Units were redeemed for approximately $2.3 million in cash and approximately 0.1 million shares of DCT common stock. The OP Unit redemptions exclude LTIP Unit redemptions, see “LTIP Units” below for a summary of LTIP Unit redemptions.

As of June 30, 2018, and December 31, 2017, there were approximately 3.2 million outstanding OP Units held by entities other than DCT and redeemable, with an aggregate redemption value of approximately $213.3 million and $191.0 million based on the $66.73 and $58.78 per share closing price of DCT’s common stock on June 30, 2018 and December 31, 2017, respectively. As of June 30, 2018 and December 31, 2017, included in OP Units were approximately 0.8 million vested LTIP Units issued under our Long-Term Incentive Plan, as amended.

Equity-Based Compensation

On October 10, 2006, the Company established the Long-Term Incentive Plan, as amended, to grant restricted stock, stock options and other awards to our personnel and directors, as defined in the plan. Awards granted under this plan are measured at fair value on the grant date and amortized to compensation expense on a straight-line basis over the service period during which the awards vest. Such expense is included in “General and administrative” expense in our Consolidated Statements of Operations.

Restricted Stock

Holders of restricted stock have voting rights and rights to receive dividends equally along with common shares. Restricted stock may not be sold, assigned, transferred, pledged or otherwise disposed of and is subject to a risk of forfeiture prior to the expiration of the applicable vesting period. Restricted stock is recorded at fair value on the date of grant, based on the closing price of our common stock, and amortized to compensation expense on a straight-line basis over the service period during which the stock vests. Restricted stock generally vests ratably over a period of four or five years, depending on the grant. During the six months ended June 30, 2018, we granted approximately 32,000 shares of restricted stock to certain officers and employees at the weighted average fair market value of $58.76 per share.

LTIP Units

Pursuant to the Long-Term Incentive Plan, as amended, the Company may grant limited partnership interests in the Operating Partnership called LTIP Units. LTIP Units generally vest ratably over a period of fourto fiveyears, depending on the grant. In addition to vesting, the implied or actual value of DCT common stock or OP Units per share/unit must be greater than the grant date fair value of the LTIP Units to be redeemable, which is a based on a conversion ratio. As such, vested LTIP Units may be redeemed by the Company in cash or in shares of DCT common stock, at the discretion of the Company, for a maximum of a one-for-one basis with common shares based on the conversion ratio, subject to certain restrictions of the Partnership Agreement. LTIP Units receive distributions equally along with common shares. LTIP Unit equity compensation is amortized to compensation expense over the service period during which the units vest.

During the six months ended June 30, 2018, approximately 0.1 million LTIP Units were granted to certain senior executives, which vest over a four year period with fair value per LTIP Unit of $54.29 which totals approximately $7.2 million at the date of grant as determined by a lattice-binomial option-pricing model based on a Monte Carlo simulation using a weighted average volatility factor of 18%, a weighted average risk-free interest rate of 2.51% and an assumed holding period of 5 years. During the six months ended June 30, 2018, approximately 121,000 vested LTIP Units were converted into approximately 121,000 shares of DCT common stock and approximately 21,000 vested LTIP Units were redeemed for approximately $1.2 million in cash. As of June 30, 2018, approximately 1.2 million LTIP Units were outstanding.

Note 9 – Net Earnings per Share/Unit

We use the two-class method of computing net earnings per common share/unit which is an earnings allocation formula that determines net earnings per share/unit for common stock/unit and any participating securities according to dividends declared (whether paid or unpaid) and participation rights in undistributed earnings. Under the two-class method, net earnings per common share/unit are computed by dividing the sum of distributed earnings to common stockholders/OP Unitholders and undistributed earnings allocated to common stockholders/OP Unitholders by the weighted average number of common shares/units outstanding for the period.

A participating security is defined by GAAP as an unvested share-based payment award containing non-forfeitable rights to dividends and must be included in the computation of earnings per share/unit pursuant to the two-class method. Nonvested restricted stock, phantom stock and LTIP Units are considered participating securities as these share-based awards contain non-forfeitable rights to dividends irrespective of whether the awards ultimately vest or expire.

DCT

The following table presents the computation of basic and diluted weighted average common shares outstanding (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Denominator
Weighted average common shares outstanding – basic	94,101	92,307	93,956	92,030
Effect of dilutive securities:
Stock options	23	122	25	126
Weighted average common shares outstanding – diluted	94,124	92,429	93,981	92,156

Operating Partnership

The following table presents the computation of basic and diluted weighted average OP Units outstanding (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Denominator
Weighted average OP Units outstanding – basic	97,311	95,827	97,223	95,622
Effect of dilutive securities:
Stock options	23	122	25	126
Weighted average OP Units outstanding – diluted	97,334	95,949	97,248	95,748

DCT and the Operating Partnership

Potentially Dilutive Shares

For the three and six months ended June 30, 2018, DCT excluded from net earnings per diluted share the weighted average common share equivalents related to 3.2 million and 3.3 million OP Units, respectively, because their effects would be anti-dilutive. During the same periods ended June 30, 2017, DCT excluded from net earnings per diluted share the weighted average common share equivalents related to 3.5 million and 3.6 million OP Units, respectively, because their effect would be anti-dilutive.

Note 10 – Segment Information

The Company’s segments are based on our internal reporting of operating results used to assess performance based on our properties’ geographical markets. Our markets are aggregated into three reportable regions or segments, East, Central and West, which are based on the geographical locations of our properties. Management considers rental revenues and property net operating income (“NOI”) aggregated by segment to be the appropriate way to analyze our performance.

The following table presents our total assets, net of accumulated depreciation and amortization, by segment (in thousands):

	As of June 30, 2018	As of December 31, 2017
Segments:
East assets	$1,133,715	$1,125,085
Central assets	1,196,813	1,187,663
West assets	1,629,552	1,582,436
Total segment net assets	3,960,080	3,895,184
Non-segment assets:
Non-segment cash and cash equivalents	19,843	10,522
Other non-segment assets(1)	103,223	104,966
Total assets	$4,083,146	$4,010,672
(1)	Other non-segment assets primarily consist of investments in and advances to unconsolidated joint ventures, deferred loan costs, other receivables, restricted cash and other assets.

The following table presents the rental revenues of our segments and a reconciliation of our segment rental revenues to our reported consolidated total revenues (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
East	$31,052	$31,321	$62,441	$62,982
Central	37,135	34,160	74,321	68,758
West	41,594	38,736	82,442	77,901
Rental revenues	109,781	104,217	219,204	209,641
Institutional capital management and other fees	288	304	672	776
Total revenues	$110,069	$104,521	$219,876	$210,417

The following table presents a reconciliation of our reported “Net income attributable to common stockholders” to our property NOI and property NOI of our segments (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Net income attributable to common stockholders	$24,116	$41,634	$72,939	$56,593
Net income attributable to noncontrolling interests of DCT Industrial Trust Inc.	806	1,611	2,537	2,208
Net income attributable to OP Unitholders	$24,922	$43,245	$75,476	$58,801
Net income attributable to noncontrolling interests of the Operating Partnership	366	247	754	480
Institutional capital management and other fees	(288)	(304)	(672)	(776)
Gain on dispositions of real estate interests	(11,784)	(28,076)	(43,974)	(28,102)
Real estate related depreciation and amortization	41,896	41,447	83,128	83,052
Casualty loss (gain)	240	—	245	(270)
General and administrative expense	12,824	7,821	20,288	15,013
Equity in earnings of unconsolidated joint ventures, net	(1,089)	(2,737)	(2,166)	(4,253)
Interest expense	16,133	16,805	32,183	33,560
Other expense	114	7	80	12
Impairment loss on land	—	938	371	938
Income tax expense and other taxes	140	69	221	203
Property NOI(1)	$83,474	$79,462	$165,934	$158,658

East	$24,189	$24,350	$48,416	$48,568
Central	27,031	24,514	53,398	49,024
West	32,254	30,598	64,120	61,066
Property NOI(1)	$83,474	$79,462	$165,934	$158,658

(1)

Property NOI is defined as rental revenues, which includes expense reimbursements, less rental expenses and real estate taxes, and excludes institutional capital management fees, depreciation, amortization, casualty gains and losses, gain on dispositions of real estate interests, impairment, general and administrative expenses, equity in earnings (loss) of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. We consider property NOI to be an appropriate supplemental performance measure because property NOI reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the properties such as amortization, depreciation, impairment, interest expense, interest and other income, income tax expense and other taxes and general and administrative expenses.  However, property NOI should not be viewed as an alternative measure of our overall financial performance since it excludes expenses which could materially impact our results of operations. Further, our property NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating property NOI.  Therefore, we believe net income, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance.

Note 11 – The Proposed Merger with Prologis, Inc.

Proposed Merger with Prologis, Inc.

On April 29, 2018, the Company and the Operating Partnership entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Prologis, Inc. (“Prologis”) and Prologis, L.P. ("PLDOP"), pursuant to which the Company will be merged with and into Prologis, and the Operating Partnership will be merged into PLDOP. The merger consideration will be approximately $8.4 billion in a stock-for-stock transaction, including the assumption of debt. Under the terms of the Merger Agreement, DCT stockholders and OP Unitholders will receive 1.02 Prologis shares and limited partnership interests in PLDOP, respectively, for each DCT share or OP Unit they own.

The boards of directors of both companies have unanimously approved the transaction. The transaction, which is currently expected to close in the third quarter of 2018, is subject to the approval of DCT stockholders and other customary closing conditions.

During the three and six months ended June 30, 2018, the Company incurred $5.5 million of transaction costs related to the planned Merger, which were recorded in general and administrative expense in our consolidated statements of income.